Exhibit 99.1

SYNIVERSE HOLDINGS, INC.

AMENDED AND RESTATED

2006 LONG-TERM EQUITY INCENTIVE PLAN

1.     Purpose.

This plan shall be known as the Syniverse Holdings, Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Syniverse Holdings, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for the Company and its Subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance awards (including cash-based awards), or any combination of the foregoing may be made under the Plan.

2.     Definitions.

(a) “Affiliate” shall mean, with respect to any person, entity or group, any other person, entity or group, which, directly or indirectly, controls, is controlled by, or is under common control with such person, entity or group.

(b) “Award” means incentive or non-qualified stock option, restricted stock, restricted stock units, stock appreciation rights, performance awards (including cash-based awards), or any combination of the foregoing granted to a participant under the Plan.

(c) “Board of Directors” and “Board” mean the board of directors of the Company.

(d) “Cause” has the meaning set forth in the employment agreement between the participant and the Company or any of its Subsidiaries and in the absence of such an employment agreement, means the occurrence of one or more of the following events:

(i) a participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or its Subsidiaries, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on the Company or its Subsidiaries or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company or its Subsidiaries;

(ii) any act or acts of disloyalty, misconduct or moral turpitude by a participant injurious to the interest, property, operations, business or reputation of the Company or its Subsidiaries or commission of a crime which results in injury to the Company or its Subsidiaries; or

(iii) a participant’s failure or inability (other than by reason of his or her permanent disability) to carry out effectively his or her duties and obligations to the Company or its Subsidiaries or to participate effectively and actively in the management of the Company or its Subsidiaries, as determined in the reasonable judgment of the Board.

(e) “Change in Control” means the occurrence of one of the following events (other than in connection with a sale to an Exempt Person):

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof;

(iii) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) with an Exempt Person, (B) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (C) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board, which shall consist solely of three or more Independent Directors.

(h) “Common Stock” means the Common Stock, par value $0.001 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(i) “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary (including, without limitation, any businesses which are in development and any businesses of third parties that the Company or any Subsidiary has actively pursued as an acquisition target) with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(j) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(k) “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exempt Person” means any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(n) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair market value of the Common Stock determined by such method as the Board determines in good faith to be reasonable and in compliance with Section 409A of the Code.

(o) “Family Member” has the meaning given to such term in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(p) “Good Reason,” with respect to a participant’s termination of employment following a Change in Control, has the meaning set forth in the employment agreement between the participant and the Company or any of its Subsidiaries and in the absence of such an employment agreement, shall mean any of the following, without the participant’s consent: (i) a material diminution in the participant’s annual base salary as in effect immediately prior to the effective date of the Change in Control; (ii) a material diminution in the participant’s authority, duties, or responsibilities as were in effect immediately prior to the effective date of the Change in Control; or (iii) the Company’s requiring the participant, without his or her consent, to be based at any office or location more than 50 miles from the participant’s office location as of the effective date of the Change in Control. A termination by the participant shall not constitute termination for Good Reason unless the participant shall first have delivered to the Company written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than 90 days after the initial occurrence of such event), and there shall have passed a reasonable time (not less than 30 days) within which the Company may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by the participant. Good Reason shall not include the participant’s death or Disability.

(q) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(r) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Section 303A of the New York Stock Exchange Listed Company Manual, “non-employee” directors under Rule 16b-3 of the Exchange Act, and “outside” directors under Section 162(m) of the Code.

(s) “Non-Qualified Stock Option” means any stock option other than an Incentive Stock Option.

(t) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 10 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(u) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 10, or (ii) an option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Common Stock as of the date of grant.

(v) “Retirement” means termination of one’s employment on retirement with the approval of the Committee.

(w) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(x) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.     Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto and the rules and regulations of the principal securities exchange on which the Common Stock is then listed for trading. No member of the Board or the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan, and rights to the payment of such Awards shall be no greater than the rights of the Company’s general creditors.

4.     Shares Available for the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 19, an aggregate of 9,000,000 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan and of such amount, an aggregate of 4,000,000 Shares may be issued pursuant to this Plan as restricted stock, restricted stock units or performance shares. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 9,000,000. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares.

(b) Share Counting.

(i) If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, then such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan.

(ii) From and after the Effective Date, the following Shares shall not become available for issuance under the Plan: (i) shares tendered by participants as full or partial payment to the Company upon exercise of options granted under this Plan; and (ii) shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on restricted stock or the exercise of options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

(iii) With respect to SARs, when a stock-settled SAR is exercised, the Shares subject to a SAR award agreement shall be counted against the Shares available for issuance under the Plan as one (1) Share for every Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise.

(iv) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Limitations on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 19):

(i) Options. The maximum aggregate number of Shares subject to options that may be granted under the Plan in any calendar year to any one participant shall be 1,000,000.

(ii) SARs. The maximum number of Shares subject to stock appreciation rights that may be granted under the Plan in any calendar year to any one participant shall be 1,000,000.

(iii) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying awards of restricted stock or restricted stock units that may be granted under the Plan in any calendar year to any one participant shall be 1,000,000.

(iv) Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based awards under the Plan to any one participant in any calendar year shall be $2,500,000.

5.     Participation.

Participation in the Plan shall be limited to those directors (including non-employee directors), officers and employees of, and other individuals performing services for the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the service or employ as a director or officer of or in the performance of services for the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any Award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-Qualified Stock Options, restricted stock awards, restricted stock units, SARs, performance awards (including cash-based awards), or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.     Incentive and Non-Qualified Stock Options and SARs.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-Qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor provision thereto). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-Qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-Qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-Qualified Stock Options.

(a) Price. The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee, except that the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by “net” exercise, whereby the Company shall retain from the option that number of Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the option’s exercise or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, and the tendered shares of Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

(c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a shareholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e) Termination.

(i) Death or Disability. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, the portion of such participant’s options and SARs that is vested and exercisable on the date of death or Disability shall expire 180 days from the date of his or her death or Disability, but in no event after the expiration date of the options or SARs, and all of the participant’s options and SARs that were not exercisable on the date of death or Disability shall be forfeited immediately upon such event; provided, however, that such options and SARs may become fully vested and exercisable in the sole discretion of the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor provision thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii) Retirement. Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-Competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options or SARs, and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options and SARs may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-Qualified Stock Options under the Plan if required to be so treated under the Code.

(iii) Discharge for Cause. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv) Other Termination. Except as provided in Section 20 hereof and unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-Competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options or SARs, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(f) Design Limits on Options. Notwithstanding anything in this Plan or any award agreement, no option granted under this Plan shall (i) provide for dividend equivalents or (ii) have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the option.

Without limiting the generality of the foregoing provisions of this Section 6 or the generality of the provisions of Sections 3, 4, 5 or 22 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

7.     Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan. SARs shall be subject to such terms and conditions as the Committee may specify; provided that (1) the exercise price of the SAR may never be less than the Fair Market Value of the Shares subject to the SAR on the date the right is granted, (2) the SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR and (3) the SAR does not provide for dividend equivalents. SARs may be settled in Shares or the equivalent value in cash if the Committee so provides.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR. Prior to the exercise of the SAR, the participant shall have no rights as a shareholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

Upon the exercise of a SAR, the participant shall be entitled to a distribution in an amount equal to (A) the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR multiplied by (B) the number of Shares as to which the SAR is exercised. Such distribution shall be in Shares having a Fair Market Value equal to such amount (or the equivalent value in cash if the Committee so provides).

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR. The term during which each SAR may be exercised shall be determined by the Committee, but no SAR shall be exercisable in whole or in part more than ten (10) years from the date it is granted.

8.     Restricted Stock.

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (subject to Section 12, except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The Committee may require the payment by the participant of a specified purchase price in connection with any restricted stock award. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as provided in Section 20 hereof or otherwise provided by the Committee, at such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9.     Restricted Stock Units.

The Committee may at any time and from time to time grant restricted stock units under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock units shall specify the applicable restrictions on such units, the duration of such restrictions (subject to Section 12, except as otherwise determined by the Committee or provided in the third paragraph of this Section 9), and the time or times at which such restrictions shall lapse with respect to all or a specified number of units that are part of the grant.

Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the participant to receive from the Company at the end of the vesting period (the “Vesting Period”) applicable to such unit one Share. Restricted stock units may be granted without payment of cash or consideration to the Company.

Except as otherwise provided by the Committee, during the restriction period the participant shall not have any rights as a shareholder of the Company; provided that, except as otherwise provided by the Committee, the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period.

Except as provided in Section 20 hereof or otherwise provided by the Committee, at such time as a participant ceases to be a director, officer or employee of, or otherwise performing services for, the Company or any Subsidiary for any reason, all restricted stock units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

10.     Performance Awards.

(a) Performance Awards. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, as performance awards on such terms and conditions as may be selected by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant and the appropriate period over which performance is to be measured (a “performance cycle”). Except as otherwise provided by the Committee, a performance award shall be paid in the tax year following the tax year in which the performance award was earned, but no later than 75 days after the last day of the tax year in which a performance cycle is completed. Performance awards may include (i) specific dollar–value target awards, (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock. The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable; provided, however, that the foregoing sentence shall not apply with respect to a performance award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance cycle, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the performance award is expected to be paid.

The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, or any combination thereof, as the Committee may determine.

Except as otherwise provided in Section 20 herein, a participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the performance cycle and such participant (or his or her estate) shall receive a prorata payout within seventy-five (75) days following the end of the tax year in which the performance cycle ends, based upon the length of time within the performance cycle that has elapsed prior to the date of termination.

(b) Qualified Performance-Based Awards. The provisions of the Plan are intended to ensure that all options and SARs granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption. When granting any other Award (other than an option or SAR), the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

—	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

—	Sales

—	Cash (cash flow, cash generation or other cash measures)

—	Customer satisfaction

—	Revenues

—	Market performance

—	Shareholder return and/or value

—	Profits (net profit, gross profit, operating profit (including EBITDA), economic profit, profit margins or other corporate profit measures)

—	Working capital

—	Net income (before or after taxes, operating income or other income measures)

—	Stock price or performance

—	Economic value added

—	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

—	Market share

—	Improvements in capital structure

—	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

—	Business expansion or consolidation (acquisitions and divestitures)

—	Internal rate of return or increase in net present value

—	Working capital targets relating to inventory and/or accounts receivable

—	Safety standards

—	Productivity measures

—	Cost reduction measures

—	Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

Each Qualified Performance-Based Award (other than a market-priced option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified event that occurs during a performance cycle, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to this Section 10(b) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in this Section 10(b), no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

Section 4 sets forth (i) the maximum number of Shares that may be granted in any calendar year to a participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based awards under the Plan to any one participant in any calendar year.

11.     Withholding Taxes.

The Company shall have the authority and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

12.     Written Agreement; Vesting.

Unless the Committee determines otherwise, each participant to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee; provided that unless the Committee determines otherwise, Awards granted under the Plan shall be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

13.     Transferability.

Unless the Committee determines otherwise, no Award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Award granted under the Plan and transferred as permitted by this Section 13, and any transferee of any such Award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

14.     Prohibition on Tax Gross Ups.

Notwithstanding any other provision of the Plan, the Committee shall not gross up any grants under the Plan for tax purposes.

15.     Prohibition on Loans to Participants.

The Company shall not loan funds to any grantee for the purpose of paying the exercise or base price associated with any grant under this Plan or for the purpose of paying any taxes associated with the exercise or vesting of any grant under this Plan.

16.     Prohibition on Repricing.

Notwithstanding any other provision of the Plan, the Committee shall not, without prior shareholder approval, “reprice” any option or SAR granted under the Plan if the effect of such repricing would be to decrease the exercise price per share applicable to such stock option or SAR. For this purpose, a “repricing” would include a tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as decreasing the exercise price of outstanding options or SARs.

17.     Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

18.     Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

19.     Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, rights offering, large nonrecurring cash dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the authorization limits in Section 4), in the number and kind of options, Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs; provided, however, that the Committee shall not be required to make any adjustment that would (i) require the inclusion of any compensation deferred pursuant to provisions of the Plan (or an Award thereunder) in a participant’s gross income pursuant to Section 409A of the Code and the regulations issued thereunder from time to time and/or (ii) cause any Award made pursuant to the Plan to be treated as providing for the deferral of compensation pursuant to such Code section and regulations. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.

In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control occurs, all of the Company’s obligations regarding Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (a) canceled in exchange for cash or other property in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their Awards had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefore, or (b) assumed by the surviving or continuing corporation.

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(e), the Committee may, in its discretion, (i) cancel any or all outstanding options and SARs under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options and SARs had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the holders pursuant to such transaction if their options or SARs had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options or SARs for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

20.     Acceleration Upon Termination following a Change in Control.

Except as otherwise provided in the Award agreement or any special Plan document governing an Award, if a participant’s employment is terminated without Cause or the participant resigns for Good Reason within one year after the effective date of a Change in Control, then (i) all of that participant’s outstanding options, stock appreciation rights and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that participant’s performance awards shall be deemed to have been fully earned based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a prorata payout to such participant within thirty (30) days following the date of termination of employment based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.

21.     Amendment and Termination of the Plan.

The Board of Directors or the Committee, without approval of the shareholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the shareholders of the Company if shareholder approval would be required by applicable law or regulations, including if required for continued compliance with the Section 162(m) Exemption, under the provisions of Section 422 of the Code or any successor provision thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

Notwithstanding any other provisions of the Plan, and in addition to the powers of amendment set forth in this Section 21 and Section 21 hereof or otherwise, the provisions hereof and the provisions of any Award made hereunder may be amended unilaterally by the Committee from time to time to the extent necessary (and only to the extent necessary) to prevent the implementation, application or existence (as the case may be) of any such provision from (i) requiring the inclusion of any compensation deferred pursuant to the provisions of the Plan (or an Award thereunder) in a participant’s gross income pursuant to Section 409A of the Code, and the regulations issued thereunder from time to time and/or (ii) inadvertently causing any Award hereunder to be treated as providing for the deferral of compensation pursuant to such Code section and regulations.

22.     Amendment or Substitution of Awards under the Plan.

The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder or of the date of lapse of restrictions on Shares (but only to the extent permitted by regulations issued under Section 409A(a)(3) of the Code); provided that, except as otherwise provided in Section 19, no such amendment shall adversely affect in a material manner any right of a participant under the Award without his or her written consent; and provided further that the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan without approval of the shareholders of the Company.

23.     Commencement Date; Termination Date.

The Plan, as amended and restated, shall be effective as of the date of the 2009 annual meeting of the Company’s shareholders; provided that the Company’s shareholders approve the Plan at such meeting (the “Effective Date”). If not so approved, the Effective Date shall remain May 9, 2006, the date that the Plan was originally approved by the shareholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on the ten year anniversary of the Effective Date. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of Awards theretofore granted under the Plan.

24.     Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

25.     Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

26.     Special Provisions Related to Section 409A of the Code.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award granted under the Plan shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any written Award agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any written Award agreement by reason of the occurrence of a Change in Control, or the participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the written Award agreement that is permissible under Section 409A. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any written Award agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any written Award agreement by reason of a participant’s separation from service during a period in which the participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the participant’s separation from service (or, if the participant dies during such period, within 30 days after the participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Grants to Employees of Affiliates. Participants who are service providers to an Affiliate may be granted options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

(f) Timing of Distribution of Dividend Equivalents. Unless otherwise provided in the applicable written Award agreement, any dividend equivalents granted with respect to an Award hereunder (other than options or SARs, which shall have no dividend equivalents) will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.

(g) Anti-Dilution Adjustments. Notwithstanding any anti-dilution provision in the Plan, the Committee shall not make any adjustments to outstanding options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

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The foregoing is hereby acknowledged as being the Syniverse Holdings, Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan as adopted by the Board on March 23, 2009 and by the shareholders on May 8, 2009.

SYNIVERSE HOLDINGS, INC.

By:	/s/ Laura E. Binion
Its:	Senior Vice President and General Counsel